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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 14, 2004

                             REX STORES CORPORATION
             (Exact name of registrant as specified in its charter)

          Delaware                      0-13283                        31-1095548
(State or other jurisdiction      (Commission File No.)      (IRS Employer Identification No.)
      of incorporation)

                2875 Needmore Road, Dayton, Ohio                          45414
            (Address of principal executive offices)                    (Zip Code)


       Registrant's telephone number, including area code: (937) 276-3931


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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Item 1.01. Entry into a Material Definitive Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an
           Off-Balance Sheet Arrangement of the Registrant.

         On September 14, 2004, Rex Radio and Television, Inc., a wholly-owned subsidiary of REX Stores Corporation (the "Company"), as lead borrower, for itself and for the Company's other operating subsidiaries (the "Borrowers"), entered into an Amended and Restated Loan Agreement (the "Loan Agreement") with the lenders named therein, Fleet Retail Group, Inc., as agent for the lenders, and KeyBank National Association, as syndication agent. The Loan Agreement provides for a $115,000,000 five-year revolving credit facility, with a $50,000,000 sub-limit for letters of credit, through September 14, 2009. Amounts available for borrowing under the Loan Agreement are subject to a borrowing base equal to the sum of 85% of net appraised liquidation value of eligible inventory and 85% of eligible receivables. Borrowings accrue interest at prime minus .50% or LIBOR plus 1.75%. Borrowings are guaranteed by the Company and are presently secured by all of the Borrowers' non-real estate assets and the capital stock of the Company's subsidiaries. Aggregate commitments under the Loan Agreement may be increased by up to an additional $50,000,000.

         The Loan Agreement replaces the Company's prior $130,000,000 bank credit facility with Fleet Capital Corporation and other lenders scheduled to expire July 31, 2005. Unlike the prior credit facility, the Loan Agreement does not contain any financial covenants. The Loan Agreement requires the maintenance of excess borrowing availability of 10% of the borrowing base, contains covenants limiting indebtedness, liens, mergers and permitted acquisitions, asset divestitures, dividends, loans, investments and transactions with affiliates, and contains customary default provisions including, but not limited to, failure to pay interest or principal when due and failure to comply with covenants.


Item 9.01. Financial Statements and Exhibits.

       (c) Exhibits.

       4(a) Amended and Restated Loan Agreement dated as of September 14, 2004 among Rex Radio and Television, Inc., as lead borrower, Kelly & Cohen Appliances, Inc., Rex Alabama, Inc. Rex Kansas, Inc., rexstores.com, Inc. and Stereo Town, Inc. (the "Borrowers"), the Lenders named therein, Fleet Retail Group, Inc. as agent for the Lenders and KeyBank National Association as syndication agent.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    REX STORES CORPORATION



Date: September 17, 2004            By: /s/ DOUGLAS L. BRUGGEMAN
                                        ----------------------------
                                        Name: Douglas L. Bruggeman
                                        Title: Vice President-Finance, Chief
                                               Financial Officer and Treasurer





                          STATEMENT OF DIFFERENCES
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 The section symbol shall be expressed as............................... 'SS'